                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K/A-1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 30, 1998
                                 -------------

                               Memry Corporation
                 ---------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                ----------------
                          (State or other jurisdiction
                               of incorporation)

                         0-14068             06-1084424
                    ---------------------------------------
                       (Commission         (IRS Employer
                       File Number)      Identification No.)


               57 Commerce Drive, Brookfield, Connecticut  06804
             ------------------------------------------------------
             (Address of principal executive offices)   (Zip Code)

       Registrant's telephone number, including area code (203) 740-7311
                                ----------------

        --------------------------------------------------------------
         (Former name or former address, if changed since last report)

The Current Report on Form 8-K of Memry Corporation initially filed with the Securities and Exchange Commission (the "Commission") on November 12, 1998, is hereby amended by this Form 8-K/A-1 as follows:

ITEM 7 -- FINANCIAL STATEMENTS AND EXHIBITS is hereby restated in its entirety so as to provide the requisite historical and pro forma financial information of Advanced Materials and Technologies, N.V., a Belgian corporation ("AMT").

Item 7 -- Financial Statements and Exhibits
  (a) Audited and Unaudited Financial Statements of the Business Acquired
      -------------------------------------------------------------------

The following financial statements of AMT, acquired on October 30, 1998, by Memry Holdings, S. A. a Belgian corporation ("Buyer") that is a subsidiary of Memry Corporation, a Delaware corporation (the "Company"), are filed in this report:

Report of Statutory Auditor Dated May 25, 1998

Balance Sheet as of December 31, 1997

Statement of Operations for the Year Ended December 31, 1997

Footnotes to the Audited Financial Statements

Unaudited Balance Sheet as of September 30, 1998

Unaudited Statements of Operations for the Nine Months Ended September 30, 1998 and 1997

The reconciliations of income statement and balance sheet amounts to the amounts that would be presented had the financial statements been prepared under the accounting principles, practices, and methods generally accepted in the United States and in Regulation S-X, and the provision of a statement of cash flows, generally required by Regulation S-X Item 305(c), are not included herein. Such exclusion is permitted because the the Company's investment in AMT, including both purchase price and working capital advances, does not exceed 30% of the Company's net assets.

  (b) Unaudited Pro Forma Financial Information
      -----------------------------------------

The following unaudited pro forma consolidated financial statements reflecting the acquisition of AMT on October 30, 1998, by the Buyer, are filed in this report:


Unaudited Pro Forma Consolidated Balance Sheet as of  September 30, 1998.

Notes to the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1998.

Unaudited Pro Forma Consolidated Statements of Operations for the three months Ended September 30, 1998.

Notes to the Unaudited Pro Forma Consolidated Statements of Operations for the three months ended September 30, 1998.

Unaudited Pro Forma Consolidated Statements of Operations for three months ended June 30, 1998.

Notes to the Unaudited Pro Forma Consolidated Statements of Operations for year ended June 30, 1998.

                 FINANCIAL INFORMATION OF THE BUSINESS ACQUIRED

                        Report of the Statutory Auditor
                      For the Year Ended December 31, 1997
       To the Shareholders' of Advanced Materials and Technologies, N.V.

In accordance with legal and statutory requirements we are pleased to report to you on the performance of the audit mandate which you have entrusted to us.

We have audited the financial statements for the year ended December 31, 1997, which have been prepared under the responsibility of the Board of directors and which show a balance sheet total of $1,700,000 and a loss for the year of $560,000. We have also carried out the specific additional audit procedures required by law.

Unqualified audit opinion on the financial statements

We conducted our audit in accordance with the auditing standards of the "Belgian Institute of Registered Auditors". Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, taking into account the legal and regulatory requirements applicable to financial statements in Belgium.

In accourdance with those standards, we considered the Company's administrative and accounting organization, as well as its internal control procedures. Company officials have responded clearly to our requests for information and explanations. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing accounting principles used and significant accounting estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, taking into account the applicable legal and regulatory requirements, the financial statements give a true and fair view of the Company's assets, liabilities and financial position as of December 31, 1997 and the results of its operations for the year then ended, and the information given in the notes to the financial statements is adequate.

Additional certifications

We supplement our report with the following certifications, which do not modify our audit opinion on the financial statements:

 . The director's report contains the information required by law and is consistent with the financial statements.

 . Without prejudice to certain formal aspects of minor importance, the accounting records are maintained and the financial statements have been prepared in accourdance with the legal and regulatory requirements in Belgium.

 . No transactions have been undertaken or decisions taken in violation of the Company's statutes or company law which we would have to report to you. The appropriation of results proposed to the general meeting complies with the legal and statutory provisions.

Berchem (Antwerpen) May 25, 1998
/s/ C.V. BOEYE GEDDES VAN GULCK & Co
Statutory Auditor represented by J.F. BOEYE,  Registered Auditor.

                 FINANCIAL INFORMATION OF THE BUSINESS ACQUIRED

                   Advanced Materials and Technologies, N.V.
                             Audited Balance Sheet
                            As of December 31, 1997


                                                       December 31,
                                                          1997
                                                        ----------

ASSETS
Current Assets
     Cash and cash equivalents                          $   56,000
     Accounts receivable, less allowance for doubtful
     Accounts                                              218,000
     Note receivable                                        68,000
     Inventories                                           490,000
     Prepaid expenses and other                             12,000
                                                        ----------
          Total current assets                             844,000
                                                        ----------

Property, Plant and Equipment, at cost                   1,542,000
     Less accumulated depreciation                        (691,000)
                                                        ----------
                                                           851,000
                                                        ----------
Other Assets
     Deposits                                                5,000
                                                        ----------
          Total assets                                  $1,700,000
                                                        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Accounts payable and accrued expenses                 373,000
     Short-term Debt                                       434,000
     Loan Payable-Term                                     183,000
     Unearned revenue                                      123,000
                                                        ----------
          Total current liabilities                      1,113,000
                                                        ----------


Capital lease obligations, less current maturities          45,000
                                                        ----------

Stockholders' Equity
     Common stock
     shares; shares issued and outstanding               2,216,000
     Accumulated deficit                                (1,674,000)
                                                        ----------
          Total stockholders' equity                       542,000
                                                        ----------

      Total liabilities and stockholders' equity        $1,700,000
                                                        ==========

                 FINANCIAL INFORMATION OF THE BUSINESS ACQUIRED

                   Advanced Materials and Technologies, N.V.
                        Audited Statement of Operations
                      For the Year Ended December 31, 1997



                                                        December 31,
                                                            1997
                                                        ------------

Revenues
     Product Sales                                        $  667,000
                                                        ------------

Cost of revenues
     Manufacturing                                           389,000
                                                        ------------

            Gross profit                                     278,000
                                                        ------------

Operating expenses
     General, selling and administration                     720,000
     Depreciation and amortization                           144,000
                                                        ------------
                                                             864,000
                                                        ------------

         Operating loss                                     (586,000)

Other income (expense)
     Interest                                                 30,000
     Disposition of assets                                    (4,000)
                                                        ------------
                                                              26,000
                                                        ------------


         Net loss                                         $ (560,000)
                                                        ============

                 FINANCIAL INFORMATION OF THE BUSINESS ACQUIRED

                      Advanced Material Technologies, N.V.
                   Notes to the Audited Financial Statements

February 11, 1998

Dear Sirs,

Concerning:  Annual accounts of December 31, 1997
-----------

In undertaking the audit on the annual accounts of 1997 and the balance sheet as of December 31, 1997, we hereby give the following conclusions.

Administrative organization

Because the company has a limited size and organization, the internal control system is limited. Nevertheless adequate measures are to be taken to ensure that enough segregation of duties is made, the different transaction cycles are reliable, the necessary instructions exist so that precise periodic audits are possible. Because of the limited internal control systems, we have concentrated our audit on the substantial aspects of the financial statements.

In particular concerning the purchase cycle, we repeat our conclusions of the previous year. We have concluded that the purchase invoices are not controlled or approved by the managing director Van Moorlaghem. When the managing director has to sign the payment orders, the concerning purchase invoices are not joined with the payment order. The person who receives, registers and pays the invoice is always the same person. Because of the limited size of the company, segregation of duties is not easy, but control by the managing director of purchase invoices is inevitable.

No delivery notes are made. A reconciliation with the purchase invoice cannot be made and therefore it is possible that a wrong amount of goods is invoiced by the suppliers. We recommend that a written order mentioning the ordered quantity and price per quantity is made for each purchase.

The computerized accounting system is not able to make a list of delivery notes which are not yet invoiced. Therefore it is not possible to get absolute certainty about the completeness of the outgoing invoices.

Annual accounts of December 31, 1997

The annual accounts closed with a balance sheet total of $1,700,000 and loss for the year ended December 31, 1997 of $560,000. A review of the annual accounts was made by your external accountants and the financials have been adjusted with corrections that we found in our audit. Enclosed you can find a copy of the balance and income statement. We ask that you inform us of the final decision of the Board of Directors and deliver the annual report of the Board of Directors.

By performing our audit we came to the following conclusions:

Tangible assets
---------------

From the previous year, the new investments are depreciated from the moment of purchase. The depreciation is calculated from the quarter following the quarter in which the investment is made. The same depreciation percentages are used as the preceding financial year. The most notable investments made were in technical installations for $70,992 (of which $21,628 is leased) and leased vehicles for $38,540. In total, $35,300 of assets were written down after sale and disposal.

Financial assets
----------------

These consist of paid cash guarantees and are booked against acquisition cost.

Amounts receivable after more than one year
-------------------------------------------

The amounts receivable after more than one year concern investment grants of the European Community (Brite Euram) for $43,036 (calculated against a currency rate of 1 ECU 38.82 BEF) and the investment grants of the IWT concerning a project that is performed in cooperation with the "Vlaamee Installing voor Technologiach Onderzoek" for $24,779.

Stocks and contracts in progress
--------------------------------

An accurate audit of the inventory has been made even though written instructions for the audit was not made.

In order to make correct follow-up and control of the inventory possible, we repeat our recommendation to implement a system of permanent audit of inventory with historic movements.

No amounts were written off for slow moving inventory. This inventory has no market value and is therefore not included in the stock valuation. The Krupp inventory is valued the same way as the previous financial year. The managing director has informed us that no adjustments need to be made because the stocks are usable and can be sold against normal market conditions.

The price list that is used for the valuation of stocks is unchanged in comparison of the previous financial year.

Amounts receivable within one year
----------------------------------

The necessary amounts are written off for trade debtors of which there is uncertainty of payment when due.

The largest part of the turnover is realized with foreign clients. The invoicing is therefore made in foreign currency. We have concluded in the previous financial year that the conversion of foreign currency to Begian Franc's is executed rarely. From this financial year we have concluded that the exchange rates are adjusted at a regular time basis so that little differences in exchange rates are booked. The large amount of exchange differences in the income statement concerns in general the exchange differences of the previous financial year.

We have concluded that delivery note number 181 is not invoiced as of December 31, 1997 and is not booked as receivable income. According to your information it concerns a project which is realized for 80% in 1997 and which can be invoiced for about $32,270. The profit of the project is not booked in the financial year 1997.

Capital and reserves
--------------------

The balance sheet shows a total issued capital of $2,216,000. This means that more than half of the issued capital is lost so that article 103 of the Company Act Law is applicable.

The Board of Directors has made a report on December 5, 1997 addressed to the general meeting of shareholders which has to decide upon the continuation or liquidation of the company. The Board of Directors proposes in this report to continue the activities of the company because a large potential of sales will be realized in the future.

The shareholders have decided during the general meeting of shareholders on December 23, 1997 to continue the activities of the company. The general meeting of shareholders has taken note of the plans of the Board of Directors to seek additional financial funds from the shareholders.

Provisions and deferred taxes
-----------------------------

No provisions for liabilities and charges need to be booked according to your information.

Amounts payable after more than one year
----------------------------------------

The existing financial contracts are paid according to the contract conditions. The following new leasing contracts are engaged during the financial year:


ABF ACE Leasing    Mercedes 290 E       $38,540
Eurolease          Quadraline             6,350
Eurolease          Uitglosi-oven         15,278
                                        -------
                                        $60,168
                                        =======

The resignation of director Flach at the general meeting of shareholders on June 11, 1997 is accepted by the shareholders.

Income statement
----------------

The most important trends of the financial year are:

 .  An increase of turnover with only 9.3% against the previous financial year
   (the increase in turnover was 20.4% in the previous financial year). Because contracts with clients are signed for the next financial year, an important increase in turnover is budgeted for the next financial year.

 . The other operating income, consisting in general of investment grants, is increased against the previous financial year.

 . The net working capital has strongly decreased to a deficit of $269,000 and the company has a negative cash flow.

Please confirm that the Board of Directors has made no transaction or decisions since the last general meeting of shareholders for which article 60 of the Belgian Company Act Law is applicable.

C.V. Boeye Geddes Van Gulck & Co.
Statutory Auditor


J.F. Boeye
Certified Auditor

                 FINANCIAL INFORMATION OF THE BUSINESS ACQUIRED

                   Advanced Materials and Technologies, N.V.
                            Unaudited Balance Sheet
                            As of September 30, 1998



                                                        September 30,
                                                            1998
                                                        -------------

ASSETS
Current Assets
     Cash and cash equivalents                          $     110,000
     Accounts receivable, less allowance for doubtful
     Accounts                                                 373,000
     Note receivable                                          283,000
     Inventories                                              522,000
     Prepaid expenses and other                                15,000
                                                        -------------

          Total current assets                              1,303,000

Property, Plant and Equipment, at cost                      1,666,000
     Less accumulated depreciation                           (776,000)
                                                        -------------
                                                              890,000
                                                        -------------

Other Assets
     Deposits                                                   5,000
                                                        -------------
          Total assets                                  $   2,198,000
                                                        =============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Accounts payable and accrued expenses                    817,000
     Short-term Debt                                          638,000
     Loan Payable-Term                                        234,000
     Unearned revenue                                         132,000
                                                        -------------
          Total current liabilities                         1,821,000
                                                        -------------


Capital lease obligations, less current maturities             57,000
                                                        -------------

Stockholders' Equity

     Common stock                                           2,385,000
     Accumulated deficit                                   (2,065,000)
                                                        -------------
          Total stockholders' equity                          320,000
                                                        -------------


         Total liabilities and stockholders' equity     $   2,198,000
                                                        =============

                 FINANCIAL INFORMATION OF THE BUSINESS ACQUIRED

                   Advanced Materials and Technologies, N.V.
                       Unaudited Statements of Operations
             For the Nine Months Ended September 30, 1998 and 1997



                                            September 30,         September 30,
                                                 1998                 1997
                                            -------------        --------------
Revenues
     Product Sales                           $    703,000         $     463,000
                                             ------------         -------------

Cost of revenues
     Manufacturing                                512,000               235,000
                                             ------------         -------------


                Gross profit                      191,000               228,000
                                             ------------         -------------

Operating expenses
     General, selling and administration          532,000               486,000
     Depreciation and amortization                 99,000               108,000
                                             ------------         -------------
                                                  631,000               594,000
                                             ------------         -------------

                Operating loss                   (440,000)             (366,000)

Other income (expense)
     Interest                                      49,500                 7,000
     Disposition of assets                           (500)               (4,000)
                                             ------------         -------------
                                                   49,000                 3,000
                                             ------------         -------------


                Net loss                     $   (391,000)        $    (363,000)
                                             ============         =============

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated balance sheet of the Company as of September 30, 1998 is based on the historical unaudited balance sheets of the Company and AMT as of such date and is presented as if the acquisition of AMT had occurred on September 30, 1998, rather than October 30, 1998. The unaudited pro forma consolidated balance sheet gives effect to the AMT acquisition under the purchase method of accounting and is based upon a preliminary allocation of the purchase price and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidated balance sheet should be read in conjunction with the Company's consolidated financial statements as set forth in the Company's Form 10-QSB for the quarter ended September 30, 1998 and the financial statements of AMT appearing elsewhere in this Form 8-K/A-1. The pro forma information is not necessarily indicative of the financial position that would have been reported had such events actually occurred on the date specified, nor is it indicative of the Company's future financial position.

The unaudited pro forma consolidated statement of operations for the three month period ended September 30, 1998 is based on the historical unaudited consolidated financial statements of the Company and AMT and is presented as if the AMT acquisition occurred on June 30, 1997, rather than October 30, 1998. The unaudited pro forma consolidated statement of operations gives effect to the AMT acquisition under the purchase method of accounting and is based upon a preliminary allocation of the purchase price and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidated statement of operations should be read in conjunction with the Company's consolidated financial statements as set forth in the Company's 10-QSB for the quarter ended September 30, 1996 and the financial statements of AMT appearing elsewhere in this Form 8-K/A-1. The pro forma information is not necessarily indicative of the results of operations that would have been reported had such events actually occurred on the date specified, nor is it indicative of the Company's future results.

The unaudited pro forma consolidated statement of operations for the fiscal year ended June 30, 1998 is based on the historical audited consolidated financial statements of the Company and the unaudited financial statements of AMT, and is presented as if the AMT acquisition occurred on June 30, 1997, rather than October 30, 1998. The unaudited pro forma consolidated statement of operations gives effect to the AMT acquisition under the purchase method of accounting and is based upon a preliminary allocation of the purchase price and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidated statement of operations should be read in conjunction with the Company's audited consolidated financial statements as set forth in the Company's Form 10-KSB for the year ended June 30, 1998 and the financial statements of AMT appearing elsewhere in this Form 8-K/A-1. The pro forma information is not necessarily indicative of the results of operations that would have been reported had such events actually occurred on the date specified, nor is it indicative of the Company's future results.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                        Memry Corporation and Subsidiary
                 Unaudited Pro Forma Consolidated Balance Sheet
                           As of  September 30, 1998

                                                            Historical        AMT                           Consolidated
                                                           September 30,    September 30,                    September
                                                                                                                30,
                                                               1998          1998       A    Adjustments        1998
                                                           -------------  ------------       ------------   -------------
ASSETS
Current Assets
      Cash and cash equivalents                             $   849,000   $   110,000   B   $  (959,000)     $         -

      Accounts receivable, less allowance for doubtful
         accounts                                             2,811,000       373,000                          3,184,000
      Note receivable                                           325,000       283,000                            608,000
      Inventories                                             2,717,000       522,000    C     (307,000)       2,932,000
      Prepaid expenses and other                                234,000        15,000                            249,000
      Assets of discontinued segment, net                       264,000             -                            264,000
                                                           -------------  ------------       ------------   -------------
                  Total current assets                        7,200,000     1,303,000        (1,266,000)       7,237,000
                                                           -------------  ------------       ------------   -------------

Property, Plant and Equipment, at cost                        4,790,000     1,666,000    D       305,000       6,761,000
      Less accumulated depreciation                         (2,017,000)     (776,000)    D       776,000     (2,017,000)
                                                           -------------  ------------       ------------   -------------
                                                              2,773,000       890,000          1,081,000       4,744,000
                                                           -------------  ------------       ------------   -------------
Other Assets
      Patents and patent rights, less accumulated
          Amortization                                        1,700,000             -                          1,700,000
      Goodwill, less accumulated
          Amortization                                          888,000             -    E     3,634,000       4,522,000
      Deferred financing costs, less accumulated
          Amortization                                           40,000             -                             40,000
      Deposits                                                   29,000         5,000                             34,000
                                                           -------------  ------------       ------------   -------------
                                                              2,657,000         5,000          3,634,000       6,296,000
                                                           -------------  ------------       ------------   -------------
                  Total assets                               12,630,000   $ 2,198,000       $  3,449,000      18,277,000
                                                           =============  ============       ============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
      Accounts payable and accrued expenses                 $ 1,259,000   $   817,000                        $ 2,076,000
      Notes payable                                             100,000       638,000    F   $   232,000         970,000
      Contingency Liability                                           -             -    G     1,046,000       1,046,000
      Unearned revenue                                                -       132,000                            132,000
      Current maturities of capital lease obligations            24,000             -                             24,000
                                                           -------------  ------------       ------------   -------------
                  Total current liabilities                   1,383,000     1,587,000          1,278,000       4,248,000
                                                           -------------  ------------       ------------   -------------

Capital lease obligations, less current maturities               19,000        57,000                             76,000
Note Payable, less current maturities                           379,000       234,000                            613,000
                                                           -------------  ------------       ------------   -------------
                  Total  Liabilities                          1,781,000     1,878,000          1,278,000       4,937,000
                                                           -------------  ------------       ------------   -------------

Stockholders' Equity
      Common stock, $.01 par value; 30,000,000 authorized
          shares; shares issued and outstanding:                200,000     2,385,000    H   (2,378,000)         207,000
          Sept. 30, 1998 (actual) - 19,961,456;
          Sept. 30, 1998 (pro forma) - 20,636,456
      Additional paid-in capital                             41,147,000             -    I     2,356,000      43,503,000
      Accumulated deficit                                  (30,498,000)   (2,065,000)    H     2,193,000    (30,370,000)
                                                           -------------  ------------       ------------   -------------
                  Total stockholders' equity                 10,849,000       320,000          2,171,000      13,340,000
                                                           -------------  ------------       ------------   -------------
      Total liabilities and stockholders' equity            $12,630,000   $ 2,198,000       $  3,449,000     $18,277,000
                                                           =============  ============       ============   =============

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                        Memry Corporation and Subsidiary
                 Notes to the Unaudited Pro Forma Balance Sheet
                            As of September 30, 1998


A. To record the purchase of the AMT acquisition, the Company has preliminarily allocated the purchase price to the tangible assets and liabilities based upon estimates of fair market value at September 30, 1998. The AMT purchase price of approximately $4.60 million (inclusive of $1.04 million in cash, $2.36 million in stock and $1.19 million in contingency payments and capitalized fees) includes approximately $3.63 million of goodwill.

B. To recognize the use of available cash to partially fund the acquisition of AMT.

C.  To reflect an adjustment in inventory written off.

D. AMT's Property, Plant and Equipment has been adjusted to reflect the fair market value as of the closing date of the transaction.

E. To recognize goodwill in excess of the fair market value of the net assets acquired.

F. To recognize an increase in the Company's working capital line of credit, such proceeds having been used to partially fund the acquisition of AMT.

G. To recognize a contingent liability associated with the acquisition of AMT. If on October 30, 1999, the fair market value of the Company's stock is below $5.55 per share (determined in accordance with the purchase agreement), then the Company is obligated to pay the product obtained by multiplying (x) the difference between $5.55 and such fair market value, and
    (y) 675,000; provided however, that in no event shall the Company be obligated to pay more than $1,046,250.

H. To eliminate the capital stock and paid-in-capital as prescribed by the purchase method of accounting and give effect to the issuance of 675,000 common shares of the Company as described in note I below.

I. To recognize that portion of the purchase price paid for by the Company in shares of the Company's common stock. As partial consideration of the purchase of AMT, the Company issued 675,000 shares (par value $0.01) of the Company's common stock to AMT's shareholders. The value of the stock on the closing date of the transaction was $3.50 per share.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                        Memry Corporation and Subsidiary
            Unaudited Pro Forma Consolidated Statement of Operations
                 For the Three Months Ended September 30, 1998


                                               Historical         AMT                        Consolidated
                                               September 30,   September 30,                 September 30,
                                               ------------------------------------------
                                                   1998          1998             Adjustments         1998
                                               ------------   -----------    -----------------------------------
Revenues
    Product Sales                               $4,825,000     $ 170,000      $            -       $ 4,995,000
    Research and development                        28,000             -                   -            28,000
                                               ------------   -----------    ----------------    --------------
                                                 4,853,000       170,000                   -         5,023,000
                                               ------------   -----------    ----------------    --------------

Cost of revenues
    Manufacturing                                2,415,000       168,000                   -         2,583,000
    Research and development                        39,000             -                   -            39,000
                                               ------------   -----------    ----------------    --------------
                                                 2,454,000       168,000                   -         2,622,000
                                               ------------   -----------    ----------------    --------------

           Gross profit                          2,399,000         2,000                   -         2,401,000
                                               ------------   -----------    ----------------    --------------

Operating expenses
    General, selling and administration          1,521,000       178,000                   -         1,699,000
    Depreciation and amortization                   69,000        34,000  A           51,680           154,680
                                               ------------   -----------    ----------------    --------------
                                                 1,590,000       212,000              51,680         1,853,680
                                               ------------   -----------    ----------------    --------------

           Operating income (loss)                 809,000      (210,000)            (51,680)           547,320

Other income (expense)
    Interest Expense                                     -         3,000                   -             3,000
    Disposition of assets                                -        (1,000)                               (1,000)
                                               ------------   -----------    ----------------    --------------
                                                         -         2,000                   -             2,000
                                               ------------   -----------    ----------------    --------------

           Income (loss) before taxes              809,000     (208,000)            (51,680)           549,320
           Provision for income taxes              112,000             -                   -           112,000
                                               ------------   -----------    ----------------    --------------
           Net Income (Loss)                    $  697,000    $(208,000)       $    (51,680)          $437,320
                                               ============   ===========    ================    ==============

Basic Earnings Per Share From Continuing
Operations                                      $     0.03                                            $   0.02
                                               ============                                      ==============
Diluted Earnings Per Share From Continuing
Operations                                      $     0.03                                            $   0.02
                                               ============                                      ==============

Shares used in Earnings per Share
Calculation:
    Basic                                       19,951,000                B          675,000        20,626,000
                                               ============                  ================    ==============
    Diluted                                     21,548,000                B          675,000        22,223,000
                                               ============                  ================    ==============

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                        Memry Corporation and Subsidiary
     Notes to the Unaudited Pro Forma Consolidated Statement of Operations
                 For the Three Months Ended September 30, 1998




A. Reflects both an increase in depreciation and amortization due to the write-up of acquired plant, property and equipment to fair market value and the depreciation of goodwill resulting from the purchase price exceeding the fair market value of the net assets acquired.

B. To recognize that portion of the purchase price paid for by the Company in shares of the Company's common stock. As partial consideration of the purchase of AMT, the Company issued 675,000 shares (par value $0.01) of the Company's common stock to AMT's shareholders. The value of the stock on the closing date of the transaction was $3.50 per share.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                        Memry Corporation and Subsidiary
                 Pro Forma Consolidated Statement of Operations
                        For the Year Ended June 30, 1998

                                                    Historical        AMT            Adjustments   Consolidated
                                                     June 30,        June 30,        June 30,        June 30,
                                                   -------------  -------------    ------------    --------------
                                                       1998            1998            1998            1998
                                                   -------------  -------------    ------------    --------------
Revenues
     Product Sales                                 $ 18,847,000       $860,000      $        -      $ 19,707,000
     Research and development                           230,000              -               -           230,000
                                                   -------------  -------------    ------------    --------------
                                                     19,077,000        860,000               -        19,937,000
                                                   -------------  -------------    ------------    --------------
Cost of revenues
     Manufacturing                                    9,266,000        464,000               -         9,730,000
     Research and development                           187,000              -               -           187,000
                                                   -------------  -------------    ------------    --------------
                                                      9,453,000        464,000               -         9,917,000
                                                   -------------  -------------    ------------    --------------

         Gross profit                                 9,624,000        396,000               -        10,020,000
                                                   -------------  -------------    ------------    --------------

Operating expenses
     General, selling and administration              5,835,000        736,000               -         6,571,000
     Depreciation and amortization                      406,000        137,000         206,720           749,720
                                                   -------------  -------------    ------------    --------------
                                                      6,241,000        873,000  A      206,720         7,320,720
                                                   -------------  -------------    ------------    --------------

         Operating income (loss)                      3,383,000      (477,000)       (206,720)         2,699,280

Other income (expense)
     Interest Expense                                 (163,000)         51,000               -         (112,000)
     Disposition of assets                              16,000        (1,000)               -            15,000
                                                   -------------  -------------    ------------    --------------
                                                      (147,000)         50,000               -          (97,000)
                                                   -------------  -------------    ------------    --------------

         Income (loss) from continuing operations before
         income taxes                                 3,236,000      (427,000)               -         2,602,280
         Provision for income taxes                     160,000              -               -           160,000
                                                   -------------     ----------    ------------    --------------

         Income (loss) from continuing operations  $  3,076,000     $(427,000)        $      -      $  2,442,280
                                                   =============     ==========    ============    ==============

Basic Earnings Per Share From Continuing
Operations                                         $       0.17                                     $       0.13
                                                   =============                                   ==============
Diluted Earnings Per Share From Continuing
Operations                                         $       0.15                                     $       0.11
                                                   =============                                   ==============

Shares used in Earnings per Share Calculation:
     Basic                                           18,103,000                 B      675,000        18,778,000
                                                   =============                   ============    ==============
     Diluted                                         20,969,000                 B      675,000        21,644,000
                                                   =============                   ============    ==============

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                       Memry Corporation and Subsidiary
     Notes to the Unaudited Pro Forma Consolidated Statement of Operations
                       For the Year Ended June 30, 1998


A. Reflects both an increase in depreciation and amortization due to the write-up of acquired plant, property and equipment to fair market value and the depreciation of goodwill resulting from the purchase price exceeding the fair market value of the net assets acquired.

B. To recognize that portion of the purchase price paid for by the Company in shares of the Company's common stock. As partial consideration of the purchase of AMT, the Company issued 675,000 shares (par value $0.01) of the Company's common stock to AMT's shareholders. The value of the stock on the closing date of the transaction was $3.50 per share.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                      MEMRY CORPORATION


Date:  January 14, 1999                   By: /s/ Thomas D. Carey
                                              --------------------
                                              Thomas D. Carey
                                              Title:  Chief Financial Officer